As filed with the Securities and Exchange Commission on February 26 , 2019

Registration No. 333-225895

Registration No. 333-219453

Registration No. 333-213549

Registration No. 333-207094

Registration No. 333-202182

Registration No. 333-129317

Registration No. 333-123357

Registration No. 333-103365

Registration No. 333-75330

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 (333-225895)

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 (333-219453)

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 (333-213549)

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 (333-207094)

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 (333-202182)

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 (333-129317)

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 (333-123357)

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 (333-103365)

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 (333-75330)

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ECO-STIM ENERGY SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Nevada	20-8203420
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

2930 W. Sam Houston Pkwy N., Suite 275

Houston, Texas 77043

(281) 531-7200

(Address, including zip code, and telephone number, including area code, of Registrants’ principal executive offices)

Alexander Nickolatos
2930 W. Sam Houston Pkwy N., Suite 275

Houston, Texas 77043

(281) 531-7200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Andrew W. Smetana

W. Matthew Strock

Vinson& Elkins L.L.P.

1001 Fannin, Suite 2500

Houston, TX 77002

(713) 758-2222

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [  ]

Accelerated filer [  ]

Non-accelerated filer [  ]

Smaller reporting company [X]

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [  ]

DEREGISTRATION OF SECURITIES

These post-effective amendments (“Post-Effective Amendments”) are being filed to deregister ungranted and unsold securities of Eco-Stim Energy Solutions, Inc. (the “Registrant”), under the following Registration Statements on Form S-8 (each, a “Registration Statement” and collectively, the “Registration Statements”) filed by the Registrant with the Securities and Exchange Commission:

●	Registration Statement on Form S-8 (No. 333-225895), filed with the Commission on June 26, 2018, which registered 3,000,000 shares of common stock of the Registrant, par value $0.001 (“Shares”) issuable pursuant to the terms of the Eco-Stim Energy Solutions, Inc. 2015 Stock Incentive Plan, as amended, (the “Plan”);

●	Registration Statement on Form S-8 (No. 333-219453), filed with the Commission on July 26, 2017, which registered 5,000,000 Shares issuable pursuant to the terms of the Plan;

●	Registration Statement on Form S-8 (No. 333-213549), filed with the Commission on September 9, 2016, which registered 200,000 Shares issuable pursuant to the terms of the Plan;

●	Registration Statement on Form S-8 (No. 333-207094), filed with the Commission on September 23, 2015, as amended on February 20, 2015 which registered 500,000 Shares issuable pursuant to the terms of the Plan;

●	Registration Statement on Form S-8 (No. 333-202182), filed with the Commission on February 19, 2015, as amended on February 20, 2015, which registered 1,650,000 Shares issuable pursuant to the terms of the Plan;

●	Registration Statement on Form S-8 (No. 333-129317), filed with the Commission on October 28, 2005, which registered 220,000 shares of the Registrant’s predecessor, Vision Global Solutions Inc. (“Vision Shares”), issuable pursuant to the terms of a Consultant Agreement with Martin Scott and a Legal Retainer with Joseph I. Emas;

●	Registration Statement on Form S-8 (No. 333-123357), filed with the Commission on March 16, 2005, which registered 6,000,000 Vision Shares issuable pursuant to the terms of a Consultant Agreement with Jamie Gomez and a Consultant Agreement with Dwayne Bigelow;

●	Registration Statement on Form S-8 (No. 333-103365), filed with the Commission on February 21, 2003, which registered 6,000,000 Vision Shares issuable pursuant to the terms of the Vision Global Solutions Inc. 2003 Employee/Consultant Stock Compensation Plan; and

●	Registration Statement on Form S-8 (No. 333-75330), filed with the Commission on December 18, 2001, which registered 2,268,900 Vision Shares issuable pursuant to the terms of the Vision Global Solutions Inc. 2001 Stock Incentive Plan.

The Post-Effective Amendments are being filed in connection with the anticipated filing by the Registrant of a Form 15 to suspend its duty to file reports under Sections 13 and 15(d) of the Securities Exchange Act of 1934, as amended. Accordingly, the Registrant hereby terminates the effectiveness of the Registration Statements and, in accordance with undertakings contained in the Registration Statements to remove from registration by means of a post-effective amendment any of the securities that had been registered but remained unsold at the termination of the offering, removes from registration any and all securities of the Registrant registered but unsold under the Registration Statements as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on February 26 , 2019.

ECO-STIM ENERGY SOLUTIONS, INC.

By:	/s/ Alexander Nickolatos
Alexander Nickolatos
Interim President and Chief Executive Officer
and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, these Post-Effective Amendments to the Registration Statements have been signed below by the following persons on behalf of the registrant and in the capacities indicated on February 26 , 2019.

Signature	Capacity	Date

/s/ Alexander Nickolatos	Director, Interim President and Chief Executive Officer and Chief Financial Officer	February 26, 2019
Alexander Nickolatos

/s/ Brian R. Stewart	Director	February 26, 2019
Brian R. Stewart

/s/ John Hageman	Director	February 26, 2019
John Hageman

/s/ Christopher Krummel	Director	February 26, 2019
Christopher Krummel